EXHIBIT 10.3

LIMITED TERMINATION & RELEASE OF SECURITY AGREEMENT

This limited termination and release of the security agreement (the “Termination”) is made and entered into on August 22, 2025 (the “Execution Date”), by and between Body and Mind Inc., a Nevada corporation (the “Grantor”), Bengal Catalyst Fund, LP, a Delaware limited partnership, and BAM I, A Series of Bengal Catalyst Fund SPV, LP (collectively, the “Secured Party”). Grantor and Secured Party are hereinafter sometimes referred to together as the “Parties” and individually as a “Party.” Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Security Agreement.

WHEREAS, Grantor and Secured Party entered into that certain security agreement, dated October 24, 2024 (the “Security Agreement”) wherein the Grantor granted and pledged all its right, title, and interest in the Collateral to the Secured Party to secure the Obligations arising under that certain non-revolving credit facility agreement, dated October 24, 2024, as amended by that first amendment dated April 7, 2025 (the “Loan Agreement”) between the Secured Party (as lender) and Company (as borrower);

WHEREAS, the Grantor’s wholly owned subsidiary, DEP Nevada, Inc., a Nevada corporation (“DEP”) is entering into that certain purchase agreement (the “Purchase Agreement”) with Ascend New Jersey, LLC, (the “Purchaser”) wherein DEP is selling 100% of the equity interests (the “Subject Equity”) of BaM Body and Mind Dispensary NJ, Inc., a New Jersey corporation (the “Company”), to the Purchaser;

WHEREAS, a closing condition of the Purchase Agreement is that the Subject Equity is sold, transferred, and conveyed to Purchaser free and clear of all liens and security interests;

WHEREAS, the Secured Party consents to the Purchase Agreement and the transfer of the Subject Equity contemplated thereby, and agrees to terminate and release the Subject Equity, the Company and any Collateral held, owned, leased, or used by the Company (collectively, the “Released Collateral”) from the Security Agreement and the other Loan Documents;

WHEREAS, Grantor and Secured Party desire to terminate the Security Agreement with respect to the Released Collateral and to fully release and relinquish any and all security interests in and obligations of the Released Collateral under the Security Agreement;

NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Consent. By executing this Termination, as of the Execution Date, the Secured Party hereby grants its express consent to the Purchase Agreement and the transaction contemplated therein.

2. Effective Date; Irrevocable. This Termination shall become effective on the Closing Date (as defined in the Purchase Agreement) of the Purchase Agreement (such date being the “Effective Date” of this Termination). This Termination shall automatically become effective on the Effective Date without any further act or signature required by any Party. This Termination shall be irrevocable until the earlier of the (i) termination of the Purchase Agreement, or (ii) July 31, 2027.

3. Termination. As of the Effective Date, the Released Collateral is hereby fully released from the Security Agreement and any other interest of the Secured Party. The Grantor is hereby released from any and all covenants and obligations under the Security Agreement and other Loan Documents with respect to the Released Collateral. On the Closing Date of the Purchase Agreement, the Subject Equity shall be transferred and conveyed to Purchaser free and clear of the Security Agreement and the other Loan Documents and all other Released Collateral shall be free and clear of the Security Agreement and the other Loan Documents.

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4. Release of Released Collateral. To the extent the Secured Party filed UCC-1 Financing Statements in connection with the Released Collateral, the Secured Party shall properly file and record the UCC Financing Statement Amendment (Form UCC-3) in each applicable jurisdiction, terminating all security interests in and to the Released Collateral and provide a file stamped copy to Grantor. The Secured Party further agrees that each of Grantor and Purchaser, or an agent of either party, is authorized to file such UCC-3 Financing Statements Amendment. Additionally, the Secured Party agrees to provide any other documents requested by Grantor or Purchaser to effectuate the release contemplated hereby, provided that they are consistent with the foregoing. The Secured Party agrees and acknowledges that it shall no longer have any grant of security interest in and to the Released Collateral, and any other continuing security interest in the Subject Equity is hereby terminated.

5. Choice of Law. The terms of this Termination agreement shall be construed in accordance with the laws of the State of Nevada, as applied to agreements entered into by Nevada residents within the State of Nevada, and to be performed entirely within the State of Nevada.

6. Miscellaneous.

a. This Termination Agreement is intended by the Parties as the final expression of their agreement and understanding with respect to the subject matter hereof, and as a complete and exclusive statement of the provisions thereof. This Termination Agreement supersedes any and all prior or contemporaneous agreements and understandings.

b. The Parties hereto shall execute any further documents reasonably necessary to effectuate the terms of this Termination Agreement.

c. This Termination Agreement is binding upon and inures to the benefit of the parties and their heirs, executors, administrators, successors, and legal representatives. This Termination Agreement may only be modified, amended, restated, or otherwise supplemented only by agreement in writing signed by the Grantor and Secured Party.

d. This Termination Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of all parties, but all of which counterparts when taken together will constitute one and the same agreement.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have each caused affixed hereto its or his/her hand and seal the day indicated.

SECURED PARTY:

Bengal Catalyst Fund, LP

By:	/s/ Joshua N. Rosen
Name:	Joshua N Rosen
Title:	Manager

BAM I, A Series of Bengal Catalyst Fund SPV, LP

By:	/s/ Joshua N Rosen
Name:	Joshua N Rosen
Title:	Manager

GRANTOR:

Body and Mind Inc.

By:	/s/ Michael Mills
Name:	Michael Mills
Title:	CEO

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